Creative Media & Community Trust April 2022Investor Presentation Filed Pursuant to Rule 433 Dated April 5, 2022 Registration Statement No. 333-233-355

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 2 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Important Disclosures Free Writing Prospectus | Creative Media & Community Trust Corporation Filed Pursuant to Rule 433 | Dated April 5, 2022 | Registration Statement No. 333-233255 Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) in respect of the offering to which this communication relates. Before you participate in CMCT's offering of Series A Preferred Stock or Series D Preferred Stock, you should read the prospectus supplement, dated January 28, 2020, and the accompanying base prospectus, dated December 4, 2019, as supplemented by Supplement No. 7, dated September 22, 2021. Before making any investment in such offering, you should read the other documents CMCT has filed with the SEC for more complete information about CMCT and such offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. You may request to receive a prospectus in respect of either of the foregoing offerings by calling toll-free at 1-866-341-2653.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 3 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Important Disclosures Forward-looking Statements The information set forth herein contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements include the timing and terms of the rights offering and the future activities and performance of CMCT, and may be identified by the use of forward-looking terminology such as "may," "will," "project," "target," "expect," "intend," "might," "believe," "anticipate," "estimate," "could," "would," "continue," "pursue," "potential," "forecast," "seek," "plan," “opportunity,” "should", or "goal" or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT's plans and objectives relating to future growth and availability of funds. Such forward- looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, and the winding down or termination of government assistance programs implemented to address the pandemic, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT's development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effect of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT's actual results to differ materially from CMCT's expectations are discussed under the section "Risk Factors" in CMCT's Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT's control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT's objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable law.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 4 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. CIM Group: Manager of CMCT CIM data as of 09/30/2021. See disclosure statement under “Assets Owned and Operated” and “Property Pictures” on page 29. 1) Includes affiliates of CIM and officers and directors of CMCT. As of December 31, 2021. 2) Realiz d returns represent the inves ment-level gross IRR percentages and multiples on invested capital. See the Inv stment-Level Returns on page 29 under Important Disclosures. Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Competitive Advantages Community-Based Investment Approach Vertically-Integrated Organization Disciplined Underwriting CIM Group (“CIM”) is a community-focused real estate and infrastructure owner, operator, lender and developer The Independent | Austin 491,000 SF | For Sale Residential, Ground Floor Retail, Parking Key CIM Group Projects Santa Monica Westgate | Los Angeles 143,000 SF Residential, Ground Floor Retail Sunset La Cienega | Los Angeles 384,500 SF | Hotel, For Sale Residential, Ground Floor Retail Seaholm | Austin 551,000 SF | For Sale Residential, Ground Floor Retail, Parking 432 Park Avenue | New York City 518,250 SF | For Sale Residential, Ground Floor Retail 11 Madison | New York City 2.2M SF | Class A Office, Ground Floor Retail, Storage 16.4% / 2.66x Realized Return 2 11.9% / 1.70x Realized Return 2 21.6% / 1.74x Realized Return 2 49.6% / 3.08x Realized Return 2 13.4% / 2.07x Realized Return 2 36.1% / 2.12x Realized Return 2 1994 Established 725+ Real Assets Owned and Operated $29.7B Assets Owned and Operated 975+ Employees 9 Corporate Offices Worldwide CIM Group owns ~41.3% of CMCT 1

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 5 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Past performance is no guarantee of future results. 1) Based on stock price as of April 4, 2022, 2) See Capital Returned to Shareholders on page 30. 3) Property count as of February 10, 2022 and includes properties CMCT expects to acquire. Leased percentage as of December 31, 2021. Creative Media & Community Trust Corporation (“CMCT”) CMCT primarily focuses on the acquisition, ownership, operation and development of specialty office and multifamily assets in vibrant and emerging communities. NASDAQ: CMCT | TASE: CMCT-L Lending Division Subsidiary Originates loans through SBA 7(a) Guaranteed Loan Program Oakland Austin Los Angeles San Francisco CMCT Portfolio3 • Stabilized Portfolio 9 Class A and creative office properties 88% leased in aggregate • Value-Add (Multifamily and Creative Office) 3 value-add opportunities in Los Angeles (Beverly Hills, Echo Park and Park Mile) • Development (Multifamily and Creative Office) 6 development opportunities in Austin, Los Angeles (Culver City, Echo Park, Hollywood, Jefferson Park) and Oakland 2019: CMCT sold eight buildings totaling ~2.2 million SF of traditional office space and maintained its portfolio of creative and Class A office assets. Proceeds were used to repay debt and deliver a $42 per share special dividend. 2022: Investment efforts focus on multifamily and creative office assets catering to high growth industries like entertainment and technology. CMCT’s development pipeline includes locations in vibrant communities and plans to develop high- demand “next generation” properties. Remaining non-core assets expected to be recycled over time. 4.4% ~$70 / Share Dividend Yield1 Distributions to Shareholders since 20142

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 6 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Positioned to benefit from the trend toward a more cohesive work/live lifestyle Track record of identifying and investing in vibrant and emerging communities Resources, market knowledge and relationships for smooth execution Development pipeline of “next generation” properties that cater to rapidly growing industries Access to capital to execute on high growth business plan while minimizing risks for common stockholders CMCT: Investing Ahead of the Curve ote: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 29. See “Property Pictures” on page 29 under Important Disclosures.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 7 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Positioned to Benefit From Changing Lifestyles1 The pandemic accelerated the trend toward a more cohesive work/live lifestyle. Key Office Trends • Growing demand for “creative office” • Desire for spaces that inspire employees • Emphasis on comfort, cool and “wow factor” • Battle to recruit and retain top talent 1) Statements made on this slide are based on CIM’s observations and beliefs. What is “creative office”? Creative office space diverges from traditional office norms. It includes bright, open, and thoughtfully designed spaces that encourage creativity, flexibility and collaboration. Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 29. See “Property Pictures” on page 29 under Important Disclosures.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 8 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. 1) Source JLL US Creative Office Report – January 2022 Positioned to Benefit From Changing Lifestyles Creative Office Statistics1 Creative office leasing activity has reached ~96% of pre-pandemic norms. Creative office assets command a ~43% rent premium over traditional office space. Creative office represents nearly 5% of national office inventory. Industries demanding creative office space include technology, media, entertainment, design and fashion, in addition to more traditional business types like financial services. Average Asking Rent ($ PSF)1 Note: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 29. See “Property Pictures” on page 29 under Important Disclosures.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 9 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Positioned to Benefit From Changing Lifestyles1 Key Multifamily Trends Walkability Luxury Amenities Well Connected Hybrid Work Lifestyle Culture-Oriented Locations Vibrant Neighborhoods in Major U.S. Markets 1) Statements made on this slide are based on CIM’s observations and beliefs. ote: All pages of the presentation must be viewed in conjunction with the Important Disclosures starting on page 29. See “Property Pictures” on page 29 under Important Disclosures.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 10 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Identifying Vibrant and Emerging Sub-Markets1 CIM Group invests in transitional and thriving sub-markets marked by high barriers-to-entry, improving demographics, population growth, ease of transportation, and vibrant dining, entertainment and retail options. CIM Group believes selecting the right submarkets contributes to outsized rent growth and asset appreciation. Example: CIM Group’s Hollywood Media District Real Estate Holdings CMCT Asset 1) Includes properties that are operated by CIM Group on behalf of partners and co-investors. CMCT’s assets included properties owned and properties CMCT expects to acquire. See “Property Pictures” on page 29 under Important Disclosures. 2) Note: All pa f the presentation must be viewed in conjun tion with the Important Disclosures starting on page 29. CMCT Asset

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 11 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Case Study: Sycamore Media District in Hollywood Transformed into a flourishing, walkable urban locale Home to leading media and entertainment companies such as SiriusXM, Roc Nation, Showtime, Ticketmaster/Live Nation, Oprah Winfrey Network, and Hyperobject Industries @sycamoredistrict Identifying Vibrant and Emerging Sub-Markets Retail “This Stylish Street in Hollywood is Becoming L.A.’s New City Center.” -LAMAG Dining CultureWellness

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 12 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Resources, Market-Knowledge and Relationships Core in house capabilities include acquisition, credit analysis, development, financing, leasing, on-site property management and distribution CMCT Management 1. Off-market percentage based on invested equity across all CIM investments. 2. The appointment of Mr. Kuba as the Chief Investment Officer of CMCT is expected to be finalized in 2022. Inside Board Members Nathan DeBacker CMCT CFO Previously Senior Vice President and Chief Financial Officer for Cole REITs at VEREIT Avi Shemesh CIM Group Co-founder CMCT Board Member Responsible for CIM’s long-term relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication Richard Ressler CIM Group Co-founder CMCT Chairman of the Board Chair of CIM's Executive, Investment, Allocation and Real Assets Management Committees • Founder of Orchard Capital Corp., OFS Capital Management (a full service provider of leveraged finance solutions) and OCV Management (owner of technology companies) • Chairman of the Board of CIM Real Estate Finance and Ziff Davis • Previously worked at Drexel Burnham Lambert, Inc. and began his career as an attorney with Cravath, Swaine and Moore, LLP 70% of investments sourced off-market1 Shaul Kuba CMCT Chief Investment Officer and CMCT Board Member2 CIM Group Co-founder Head of CIM’s Development Team and actively involved in the successful development, redevelopment and repositioning of CIM’s real estate assets around the U.S. David Thompson CMCT CEO CIM Group CFO and Principal 15 years of previous experience with Hilton Hotels Corporation, most recently as Senior Vice President and Controller

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 13 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Resources, Market-Knowledge and Relationships1 CMCT caters to tenants in rapidly growing tech and entertainment industries. CMCT's Key Tenants CIM Relationships 1. See disclosure statement under “Logos” on page 29.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 14 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. High Quality Class A & Creative Office Portfolio1 Stabilized Portfolio Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF Oakland, CA 1 Kaiser Plaza Lake Merritt 537,811 86.5% 86.5% $ 47.75 San Francisco, CA 1130 Howard Street South of Market 21,194 100.0% 100.0% 85.83 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 196,227 80.3% 80.3% 49.61 11600 Wilshire Boulevard West Los Angeles 57,737 86.3% 88.2% 55.02 8944 Lindblade Street ** West Los Angeles 7,980 100.0% 100.0% 65.79 8960 & 8966 Washington Boulevard West Los Angeles 24,448 100.0% 100.0% 57.47 1037 North Sycamore Avenue 2 Hollywood 4,900 — % — % — Austin, TX 3601 S Congress Avenue South 227,853 86.9% 96.6% 44.13 1021 E 7th Street East 11,180 100.0% 100.0% 50.36 TOTAL 1,089,330 85.9% 88.0% $ 48.98 38% 41% 17% 3% Los Angeles Oakland Austin San Francisco 1) As of 12/31/2021 2) Executed lease for 100% of building in January 2022. **See "Development Pipeline” table on next slide.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 15 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Multifamily and Creative Office Pipeline1 Value Add Assets Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF Notes Los Angeles, CA 4750 Wilshire Boulevard Mid-Wilshire 140,332 21.6% 21.6% $ 49.45 Actively marketing vacant space and simultaneously pursuing entitlements to convert unleased space to multi-family (received design approval in February 2022) 9460 Wilshire Boulevard Beverly Hills 97,745 67.2% 72.6% 105.06 Actively marketing retail suites for lease 1910 West Sunset 2 Echo Park 100,324 N/A N/A N/A Renovation program includes lobby, amenity space, and open up ceilings on vacant space 2 TOTAL 338,401 49.1% 50.7% $ 87.55 Annualized Rent Per Occupied SF excludes 1910 West Sunset Development Pipeline Location Sub-Market Notes 1021 E 7th Street East Austin Creative Office 1910 West Sunset2 Echo Park, Los Angeles Multifamily 8944 Lindblade Street, 8960 & 8966 Washington Boulevard3 West Los Angeles Creative Office 3101 S. Western5,6 Jefferson Park, Los Angeles Multifamily 3022 S. Western4,6 Jefferson Park, Los Angeles Multifamily 2 Kaiser Oakland Office or Multi-family 1) As of 12/31/2021 2) CMCT and a co-investor purchased the property in February 2022. CMCT owns approximately 44% of the property. On the date of acquisition the property was approximately 75% leased. 3) Currently this 32,212 sf building is 100% leased to a single tenant. 4) Under contract to be acquired. 5) Property acquired in February 2022. 6) Intend to develop a total of approximately 150 units.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 16 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Echo Park: Office Value-Add & Ground-Up Multifamily » CMCT and a co-investor acquired 1910 W. Sunset Blvd for approximately $51 million in February 2022 (CMCT owns ~44%) » Approximately 100,000 SF creative office building and a plan to develop approximately 50-unit residential units by-right » The 8-story building with floor-to-ceiling windows is the tallest in Echo Park, providing spectacular views in all directions » Ability to create 13-foot ceiling heights on newly renovated space » Intend to renovate lobby and potentially add new rooftop amenity » Ideal location and product for entertainment, and fashion tenants • Echo Park is an emerging trendy submarket northwest of downtown LA; walkable area with dozens of dining and entertainment options • Located ~1 mile from Dodgers Stadium and adjacent to newly renovated Echo Park Lake, which features walking paths, picnic areas, paddle boats and lotus flower gardens • Easy access to four major freeways (Hollywood, Pasadena, Glendale and Golden State Freeways); approximate 20 minute drive to Hollywood, Downtown LA, Pasadena and Burbank • Average 10-year annual office rent growth of 4.8%1 • Average 10-year office vacancy of 6.6%1 A Dynamic Emerging Submarket Echo Park Los Angeles 1910 W. Sunset Boulevard Overview Echo Park Downtown Los Angeles Hollywood PasadenaBurbank 1) Source Costar; based on East Hollywood/Silver Lake submarket. Accessed December 2021.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 17 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Beverly Hills & Park Mile: Value-Add Opportunities 4750 Wilshire Boulevard (Park Mile) » Actively marketing vacant space and simultaneously pursuing entitlements to convert unleased space to multifamily (received design review approval in February 2022) » Centrally located in Park Mile/Hancock Park » Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) 9460 Wilshire Boulevard (Beverly Hills) » Prominent location in Los Angeles in the prestigious Golden Triangle of Beverly Hills » Adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive » ~18,000 SF of retail space expired in 2020 and 2021; active efforts to re-lease at premium price levels Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 18 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Culver City: Potential Creative Office Development » In 2014, CMCT acquired Lindblade Media Center for $18.5 million » Campus consists of: ~24,000 sf of creative office space at 8960 & 8666 Washington Boulevard ~7,980 sf at 8944 Lindblade Street currently used for broadcasting » Potential to redevelop into creative office Culver City Los Angeles Overview • Well-located asset in the heart of Culver City • Home to several high-profile media and technology companies including Apple, Amazon, HBO and Sony • Adjacent to the Metro Expo Line, offering easy access to both the Westside and Downtown LA • Office Rent growth – 16% CAGR over the last decade1 A Dynamic Thriving Submarket 1) Source JLL offering memorandum, August 2021. Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 19 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Jefferson Park: Multifamily Development » In 1Q'22, CMCT acquired 3101 S. Western, which is located on a ~11,300 sf land site for [$2.3] million » CMCT intends to entitle the property and develop approximately 45 residential units » Construction is anticipated to begin in late 2023 or 2024 Culver City Los Angeles Overview • Jefferson Park is home to a variety of residential buildings, shops, restaurants and offices • Adjacent to West Adams neighborhood where CIM has renovated and developed dozens of apartments, restaurants and retail spaces since 2016 • Convenient access to the 10 and 110 freeways • 1.5 miles from the University of Southern California and 5.5 miles from downtown Culver City, home to several premier technology and entertainment companies An Emerging Submarket Artistic renderings are for illustrative purposes only

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 20 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. $183 $38 39 $51 $42 2017 2018 2019 2020 2021 Preferred Stock Program » Access to continuously offered preferred stock allows CMCT to enhance returns by executing on high return business plans while minimizing risks for common stockholders Series A, D and L » Perpetual Preferred Stock (Series A and L: 5.5% coupon) » Series A is continuously offered – bi-monthly issuance » CMCT and investor option to call/redeem five years from issuance at stated value, plus accrued and unpaid dividends1 » Redemption payable in cash or CMCT common stock, at election of CMCT2 1) With respect to the Series A and Series D Preferred Stock, shares can be redeemed at the option of the holder during the first five years following the issuance date, subject to a redemption fee as a % of stated value of: 10% in years one and two, 8% in year three, 5% in year four, and 3% in year five. CMCT or the holder may redeem without a fee after the fifth anniversary of the date of issuance. Series A redemptions during the first year following the date of issuance must be paid in cash. 2) With respect to the Series L Preferred Stock, as a general matter, shares can only be redeemed from and after the fifth anniversary of the date of original issuance. 3) Represents gross proceeds from issuances through December 31, 2021, calculated as the number of shares issued net of redemptions, and, with respect to the Series L Preferred Stock, net of 2019 repurchases, multiplied by the stated value per share; proceeds are not net of commissions, fees, allocated costs or discount, as applicable. Includes Series A preferred stock issued to CIM Group in lieu of cash payment of the asset management fee. 4) Common equity based on fair value. Debt and preferred equity based on their respective stated value. Capital Structure Designed To Enhance Returns and Mitigate Risk Historical Preferred Stock Issuance3 (in millions) Target Capital Structure4 Common Equity 40% Debt 30% Preferred Equity 30%

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 21 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Appendix

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 22 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. CIM Group: Commitment to ESG CIM is committed to incorporating Environmental, Social and Governance (ESG) criteria into its business strategies and day-to- day operations while supporting its tenants, employees and communities in these initiatives.1 Diversity & Inclusion Council Sustainable & Environmental Initiatives » For more than 25 years, CIM has developed and operated sustainable infrastructure needed to support growing communities. Key projects include renewable energy, water storage and waste- to-value initiatives. » CIM is a member of the Principles for Responsible Investment (PRI), a GRESB assessment participant and a partner in the EPA’s Energy Star® program, with several LEED certified buildings. Additionally, CIM uses Energy Star® consumption tracking at more than 100 properties. » CIM’s water storage solution improves water supply sustainability, while its waste-to-value solution produces an alternative to petroleum-based products, cuts carbon emission and frees up landfills. ESG Committee » Comprised of leaders from across the organization, CIM’s ESG committee supports and elevates CIM’s sustainability efforts. The committee authored CIM’s formal ESG policy, which details the organization’s continued commitment to incorporate ESG best practices into each new project and ongoing. CIMpact » CIMpact coordinates grassroots initiatives and partners with regional and national non-profit organizations to further CIM’s positive impact in communities. » Through CIMpact, we support and encourage corporate and employee-led voluntary community service activities on both local and national levels. Diversity, Equity & Inclusion Council » Through employee education and reporting, as well as community outreach, the Diversity & Inclusion Council plays a crucial role in CIM’s effort to encourage employees to honor and celebrate diversity in relationships with each other and all those we serve. 1) While CIM may consider ESG factors when making an investment decision, the Fund does not pursue an ESG-based investment strategy or limit its investments to those that meet specific ESG criteria or standards. Any reference herein to environmental or social considerations is not intended to qualify our duty to maximize risk-adjusted returns.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 23 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Alignment of Interests CIM Group Commitment to CMCT CIM Group owns ~41.3% of CMCT common stock1 1) Includes affiliates of CIM and officers and directors of CMCT. As of December 31, 2021. 2) (i) No incentive fee in any quarter in which the excess Core FFO is $0; (ii) 100% of any excess core FFO up to an amount equal to (x) the average of the adjusted common stockholders’ equity as of the first and last day of the applicable quarter and (y) 0.4375%; and (iii) 20% of any excess core FFO thereafter. Incentive fees payable for any partial quarter will be appropriately prorated Management and Corporate Governance CMCT’s Board includes CIM Group’s three co-founders (Richard Ressler, Avi Shemesh, and Shaul Kuba) Strong Market Knowledge and Sourcing CMCT benefits from CIM Group’s identification of Qualified Communities, sourcing capabilities and access to resources of vertically integrated platform Management Agreement/Master Services Agreement Fees » 1% of net asset value » Income incentive fee is 20% of CMCT's quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7% on an annualized basis) of CMCT's average adjusted common stockholders' equity, subject to catchup2 » 15% of cumulative aggregate realized capital gains net of aggregate realized capital losses minus (ii) the aggregate capital gains fees paid in prior periods. Realized capital gains and realized capital losses are calculated by subtracting from the sales price of a property (a) any costs and expenses incurred to sell such property and (b) the property’s original acquisition price plus any subsequent, non-reimbursed capital improvements thereon paid for by CMCT. » Reimbursement of shared services at cost (accounting, tax, reporting, etc.) » Perpetual term

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 24 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. CMCT Creative Office Case Study: Penn Field (Austin) • CMCT acquired Penn Field (3601 S. Congress Ave) in 2007 in an off-market transaction • The creative office campus attracts a diverse tenant mix including technology, media and entertainment companies • In-place rents have increased more than threefold since the acquisition and in-place rents remain below market ($44.13 versus market rents of $51.67)1 • CMCT expects leased percentage to reach 99% based on recent lease with Google Fiber • In 2020, CMCT completed a $15 million, ~44,000 SF office building on the campus. CMCT fully leased the new building to a F45 Fitness for its new corporate headquarters through 2029 with an expected return on cost at stabilization of 11% and annual FFO/share contribution of $0.03 • No state income tax and diverse employment sources – government, education and tech • Home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, Paypal, 3M and Whole Foods • Rapid market office rent growth (24% from 2015-2020) • Population growth - Five year forecast growth rate of 2.1% (versus 0.5% in the U.S.) • Employment growth - Ten year historical growth rate of 3.47% (versus 1.04% in the U.S.) A Compelling Growth Market 2Austin Overview Penn Field Penn Field Austin 1) Source: CBRE 4Q’21 Austin Office report. 2) Source: CoStar July 2021 Office Market Report.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 25 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Key Metrics Lease Expirations as a % of Annualized Office Rent (As of December 31, 2021) Top Five Tenants (December 31, 2021) 1) Prior to February 28, 2023, the tenant may terminate up to 140,000 square feet of space in the aggregate (of which no more than 100,000 rentable square feet may be terminated with respect to the rentable square feet expiring in 2027) in exchange for a termination penalty. From and after February 28, 2023, with respect to the rentable square feet expiring in 2025, and February 28, 2025, with respect to rentable square feet expiring in 2027, the tenant has the right to terminate all or any portion of its lease with CMCT, effective as of any date specified by the tenant in a written notice given to CMCT at least 15 months prior to the termination, in each case in exchange for a termination penalty, the amount of which is dependent on a variety of factors, including but not limited to the date of the termination notice, the amount of the square feet to be terminated and the location within the building of the space to be terminated. 2) Includes 5,785 square feet of month-to-month leases, as of December 31, 2021. 13.3% 10.4% 5.6% 36.0% 8.3% 10.4% 1.8% 7.2% 7.0% —% —% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter —% 10.0% 20.0% 30.0% 40.0% Tenant Property Lease Expiration Annualized Rent (in thousands) % of Annualized Rent Rentable Square Feet % of Rentable Square Feet Kaiser Foundation Health Plan, Inc. 1 Kaiser Plaza 2025-2027 1 $ 16,729 30.9% 366,777 27.6 % MUFG Union Bank, N.A. 9460 Wilshire Boulevard 2029 3,755 6.9% 27,569 2.1 % F45 Training Holdings, Inc. 3601 S Congress Avenue 2030 2,279 4.2% 44,171 3.3% 3 Arts Entertainment, Inc. 9460 Wilshire Boulevard 2026 2,274 4.2% 27,112 2.0 % Westwood One, Inc. Lindblade Media Center 2025 1,930 3.6% 32,428 2.4 % Total for Top Five Tenants 26,967 49.8% 498,057 37.4 % All Other Tenants 27,244 50.2% 533,186 40.3 % Vacant — — % 296,164 22.3 % Total Office $ 54,211 100.0% 1,327,407 100.0% 2

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 26 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Key Metrics - Adjusted Funds From Operations (AFFO) Three Months Ended Year Ended (Unaudited and in thousands) March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 December 31, 2021 Net income attributable to common stockholders $ (8,206) $ (4,210) $ (3,216) $ (4,347) $ (19,979) Depreciation and amortization 5,037 5,069 5,061 4,945 20,112 FFO attributable to common stockholders $ (3,169) $ 859 $ 1,845 $ 598 $ 133 Straight-line rent and straight-line lease termination fees (253) (556) 345 14 (450) Amortization of lease inducements 92 90 131 101 414 Amortization of above and below market leases (112) (81) (76) (69) (338) Amortization of premiums and discounts on debt 2 13 (24) (52) (61) Amortization and accretion on loans receivable, net (129) (150) (147) (196) (622) Amortization of deferred loan costs 324 311 156 277 1,068 Unrealized premium adjustment 467 990 774 699 2,930 Deferred income taxes (72) 59 123 (38) 72 Non-cash compensation 60 50 55 55 220 Redeemable preferred stock redemptions 13 13 27 60 113 Redeemable preferred stock dividends 57 106 90 — 253 Transaction costs — — — 143 143 Recurring capital expenditures, tenant improvements, and leasing commissions (391) (349) (747) (1,573) (3,060) AFFO attributable to common stockholders $ (3,111) $ 1,355 $ 2,552 $ 19 $ 815

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 27 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. $62.4 $1.6 1.6 $1.7 $97.6 $32.0 2021 2022 2023 2024 2025 Thereafter Debt & Preferred Summary (December 31, 2021)1 Fixed 54% Floating 46% Debt Maturity Schedule (December 31, 2021)1 | in millions Fixed Debt vs. Floating Debt (December 31, 2021)1 Mortgage Payable Interest structure (fixed/variable etc.) Interest Rate Maturity/ Expiration Date Loan balance (in millions) 1 Kaiser Plaza Fixed 4.14% 7/1/2026 $ 97.1 Total Mortgage Payable 4.14% $ 97.1 Other Debt SBA 7(a) Loan-Backed Notes 2 Variable LIBOR + 1.40% 3/20/2043 $ 7.7 Borrowed Funds from the Federal Reserve through the PPPLF 3 Fixed 0.35% Various 3 5.0 Total Other Debt $ 12.7 Corporate Debt 2018 Revolving Credit Facility 4 Variable LIBOR + 1.55% 4 10/31/2022 $ 60.0 2020 Unsecured Revolving Credit Facility 5 Fixed 1.00% 5/1/2022 — Junior Subordinated Notes Variable LIBOR + 3.25% 3/30/2035 $ 27.1 Total Corporate Debt $ 87.1 Total Debt $ 196.9 Preferred Stock Interest structure (fixed/variable etc.) Coupon Maturity/ Expiration Date Outstanding (in millions) Series A Fixed 5.50% N/A $ 197.6 6 Series D Fixed 5.65% N/A 1.4 7 Series L Fixed 5.50% N/A 152.8 8 Total Preferred Stock $ 351.8 Total Debt + Preferred Stock $ 548.7 Capital Structure Designed to Enhance Returns and Mitigate Risk Excluding SBA 7(a) Loan Backed Notes Including SBA 7(a) Loan Backed Notes Fixed 52% Floating 48% See "Important Information - Debt and Preferred Summary" on slide 28.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 28 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Important Information - Debt and Preferred Summary 1. Excludes: (a) $6.7 million of secured borrowings – government guaranteed loans, which represent sold loans that are treated as secured borrowing because the loan sales did not meet the derecognition criteria provided for in ASC 860-30, Secured Borrowing and Collateral, and (b) premiums, discounts and debt issuance costs. 2. In May 2018, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $38.2 million of unguaranteed SBA 7(a) loan-backed notes. The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The notes mature on March 20, 2043, with monthly payments due as payments on the collateralized loans are received. Based on the anticipated repayments of our collateralized SBA 7(a) loans, at issuance, we estimated the weighted average life of the notes to be approximately two years. 3. In June 2020, CMCT borrowed funds from the Federal Reserve through the Paycheck Protection Program Liquidity Facility (the “PPPLF”). Advances under the PPPLF carry an interest rate of 0.35%, are made on a dollar-for-dollar basis based on the amount of loans originated under the Paycheck Protection Program and are secured by loans made by CMCT under the Paycheck Protection Program. The maturity date of PPPLF borrowings is the same as the maturity date of the loans pledged to secure the extension of credit, generally two or five years. At maturity, both principal and accrued interest are due. 4. In October 2018, CMCT entered into a secured revolving credit facility with a bank syndicate that, as amended, allows CMCT to borrow up to $209.5 million, subject to a borrowing base calculation (the “2018 revolving credit facility”). In September 2020, the 2018 revolving credit facility was amended (the “2018 Credit Facility Modification”) to remedy the effect that COVID-19 had on CMCT’s ability to borrow under the 2019 revolving credit facility during the period from September 2, 2020 through June 30, 2021 (the “Deferral Period”). The 2018 revolving credit facility bore interest during the Deferral Period at (A) the base rate plus 1.05% or (B) LIBOR plus 2.05% and (ii) after the Deferral Period, at (A) the base rate plus 0.55% or (B) LIBOR plus 1.55%. The 2018 revolving credit facility is also subject to an unused commitment fee of 0.15% or 0.25% depending on the amount of aggregate unused commitments. The 2018 revolving credit facility is secured by deeds of trust on certain of our properties. The 2018 revolving credit facility matures in October 2022 and provides for one one-year extension option under certain conditions. As of December 31, 2021, $117.6 million was available for future borrowings. 5. In May 2020, CMCT entered into an unsecured revolving credit facility with a bank (the "2020 unsecured revolving credit facility") pursuant to which CMCT can borrow up to a maximum of $10,000,000. Outstanding advances under the 2020 unsecured revolving credit facility bear interest at the rate of 1.00%. CMCT also pays a revolving credit facility fee of 1.12% with each advance under the 2020 unsecured revolving credit facility, which fee is subject to a cap of $112,000 in the aggregate. The 2020 unsecured revolving credit facility contains certain customary covenants including a maximum leverage ratio and a minimum fixed charge coverage ratio, as well as certain other conditions. The 2020 unsecured revolving credit facility matures in May 2022. 6. Outstanding Series A Preferred Stock represents total shares issued as of December 31, 2021 of 8,126,597, less redemptions of 223,295 shares, multiplied by the stated value of $25.00 per share. Includes shares issued to CIM Group in lieu of cash payment of the asset management fee. Gross proceeds are not net of commissions, fees, allocated costs or discount. 7. Outstanding Series D Preferred Stock represents total shares issued as of December 31, 2021 of 56,857 multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. 8. Outstanding Series L Preferred Stock represents total shares outstanding as of December 31, 2021 of 5,387,160, multiplied by the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 29 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Important Disclosures Annualized rent represents gross monthly base rent, or gross monthly contractual rent under parking and retail leases, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. Investment-Level Returns represent the performance of an investment based on the equity contributed to the investment and distributed from the investment, provided that generally, (a) distributions resulting from debt proceeds or third party capital used to replace equity contributions are applied as a reduction in contributions and, accordingly, are not treated as distributions; (b) any entity-level debt is allocated to the investments and assumed to be investment-level debt, the significant effects of which are as follows: (i) equity contributed is reduced by the amount of assumed debt and (ii) equity distributed is reduced by the amount of repayments on such debt; (c) temporary (working capital) contributions may be treated as a reduction of total contributions in the period the capital is returned to the fund and (d) certain amounts re-contributed to an investment are deemed to be reductions in prior distributions rather than additional contributions; the effects of (a) - (d) are to reduce the amount of distributions and contributions. Deposits and other pre-closing cash outflows are generally assumed to be contributed to the investment at closing. Returns are calculated after taking into account investment-level costs, but before taking into account entity-level costs and expenses, organizational expenses, management fees and taxes, the effect of which is expected to be material. DISCLAIMERS. The results that an investor will realize will depend, to a significant degree, on the assets actually purchased by CMCT from time to time and the actual performance of such assets, which may be impacted by economic and market factors, including COVID-19. The actual performance of CMCT will be subject to a variety of risks and uncertainties, including those on slide 2. In no circumstance should the hypothetical returns be regarded as a representation, warranty or prediction that a specific investment or group of investments will reflect any particular performance or that it will achieve or is likely to achieve any particular result or that investors will be able to avoid losses, including total loss of their investments. Inherent in any investment is the potential for loss. There can be no assurance that CMCT will achieve comparable results, that the returns sought will be achieved or that CMCT will be able to execute its proposed strategy. Actual realized returns on investments may differ materially from any return indicated herein. Property Pictures. The property/properties shown may not be representative of all transactions of a given type or of investments generally, may represent an investment/investments that performed better than other investments made by CIM-funds, is not necessarily indicative of the performance of all such investments by CIM-funds and is intended solely to be illustrative of the types of investments that may be made by CMCT. There can be no assurance similar investment opportunities will be available to CMCT or that CMCT will generate similar returns. Logos. CIM Group is not affiliated with, associated with, or a sponsor of any of the tenants pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.creativemediacommunity.com | ©2022 CMCT | CMCT Creative Media & Community Trust Corporation 30 Note: All pages of the Presentation must be viewed in conjunction with the Important Disclosures starting on page 29. Important Disclosures Capital Returned to Shareholders The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. All amounts have been adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Past performance is not indicative of future results. CMCT is the product of a merger (the “Merger”) between a subsidiary of CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, and PMC Commercial Trust (“PMC”), a publicly traded mortgage real estate investment trust, consummated in Q1 2014. Represents dividends paid on our common stock from January 1, 2014 through September 30, 2020. Excludes a special dividend paid to PMC Commercial Trust’s stockholders in connection with the Merger, but includes 2014 dividends received by CIM REIT stockholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, on an as converted basis, in the Merger. The per share equivalent in proceeds from CMCT’s June 2016 tender offer is $6.45, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 32,558,732, the number of shares of common stock outstanding immediately prior to such tender offer, as adjusted to give retroactive effect to the reverse stock split that occurred in 2019. Funds From Operations (FFO) The Company believes that funds from operations (“FFO”), a non-GAAP measure, is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund CMCT's cash needs, including CMCT's ability to pay dividends. Adjusted Funds From Operations (AFFO) AFFO is a non-GAAP, non- standardized measure which is widely reported by REITs. Other REITs may use different methodologies for calculating AFFO and, as a result, CMCT's AFFO may not be comparable to the AFFO of other REITs. CMCT calculates AFFO by (a) eliminating the impact on FFO of (i) straight-line rent revenue and expense; (ii) amortization of lease inducements; (iii) amortization of above and below market leases (including ground leases); (iv) amortization of above and below market debt, loan premiums and discounts, and deferred loan costs; (v) amortization of tax abatement; (vi) amortization of loan receivable discount and accretion of fees on loans receivable; (vii) unrealized premium adjustment; (viii) deferred income tax expense; (ix) non-cash compensation expense; (x) loss on early extinguishment of debt; (xi) redeemable preferred stock redemptions; and (xii) redeemable preferred stock deemed dividends and (b) subtracting (i) lease inducement payments and (ii) recurring capital expenditures and recurring tenant improvements and leasing commissions. AFFO is not intended to represent cash flow but may provide additional perspective on CMCT's operating results and our ability to fund cash needs and pay dividends. AFFO should only be considered as a supplement to net income.